UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PowerShares Exchange-Traded Fund Trust II

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

301 West Roosevelt Road, Wheaton, Illinois	60187
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered:	Each Class is to be so Registered:

Shares of beneficial interest, par value $0.01 per share	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-102228; 811-21265.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.01 par value, of each of the Funds listed in the table below, each a series of the PowerShares Exchange-Traded Fund Trust II (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment Nos. 31 and 36 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-138490; 811-21977) filed on January 22, 2008, and February 29, 2008, respectively, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust’s investment portfolios to which this filing relates and their I.R.S. Employer Identification Numbers are as follows:

PowerShares 1-30 Laddered Treasury Portfolio	37-1548893
PowerShares Autonomic Balanced Growth NFA Global Asset Portfolio	37-1558129
PowerShares Autonomic Balanced NFA Global Asset Portfolio	37-1558131
PowerShares Autonomic Growth NFA Global Asset Portfolio	74-3245800
PowerShares Dynamic Asia Pacific Portfolio	30-0414917
PowerShares Dynamic Developed International Opportunities Portfolio	30-0414921
PowerShares Dynamic Europe Portfolio	51-0629933
PowerShares Emerging Markets Sovereign Debt Portfolio	37-1548888
PowerShares FTSE RAFI Asia Pacific ex-Japan Small-Mid Portfolio	38-3756174
PowerShares FTSE RAFI Developed Markets ex-U.S. Small-Mid Portfolio	38-3756176
PowerShares FTSE RAFI Emerging Markets Portfolio	38-3756165
PowerShares FTSE RAFI Europe Small-Mid Portfolio	38-3756173
PowerShares Global Clean Energy Portfolio	30-0414923
PowerShares HighYield Corporate Bond Portfolio	37-1548889
PowerShares Insured California Municipal Bond Portfolio	37-1548901
PowerShares Insured National Municipal Bond Portfolio	37-1548897
PowerShares Insured New York Municipal Bond Portfolio	37-1548900

Item 2.    Exhibits

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a) to Pre-Effective Amendment No. 7 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on September 20, 2007.

2. The Trust’s By-Laws is included as Exhibit (b) to Post-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on June 6, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POWERSHARES EXCHANGE-TRADED FUND TRUST II

Date: October 27, 2008	By:	/s/ H. Bruce Bond
H. Bruce Bond
Chief Executive Officer